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                                                                Exhibit 2.2


                                FIRST AMENDMENT

                                       TO

                              INVESTMENT AGREEMENT


                                  by and among


                     JOSEPH LITTLEJOHN & LEVY FUND III L.P.

                     CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

                     CO-INVESTMENT MERCHANT FUND 3, L.L.C.


                                      and


                      CONSORCIO G GRUPO DINA, S.A. de C.V.


                                  dated as of


                                 June 16, 1999

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                     FIRST AMENDMENT TO INVESTMENT AGREEMENT

                  FIRST AMENDMENT TO INVESTMENT AGREEMENT (hereinafter referred to as this "First Amendment"), dated as of June 16, 1999, by and among Joseph Littlejohn & Levy Fund III L.P., a Delaware limited partnership ("JLL"), CIBC WG Argosy Merchant Fund 2, L.L.C. ("CIBC Argosy"), Co-Investment Merchant Fund 3, LLC ("CMF") and Consorcio G Grupo Dina, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Dina").

                  WHEREAS, JLL, CIBC Argosy, CMF and Dina entered into an Investment Agreement dated as of June 11, 1999 (the "Agreement"); and

                  WHEREAS, JLL, CIBC Argosy, CMF and Dina desire to amend the Agreement upon the terms and subject to the conditions set forth herein; and

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                           Section 1.1  DEFINITIONS.  Capitalized terms used and
not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

                                   ARTICLE II

              AMENDMENTS TO THE BACKGROUND SECTION OF THE AGREEMENT

                  Section 2.1 AMENDMENT TO PARAGRAPH A OF THE BACKGROUND
SECTION OF THE AGREEMENT. Paragraph A of the Background Section of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "A. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Dina shall cause its wholly owned subsidiary, MCII Holdings (USA), Inc., a Delaware corporation (the "Company"), to

                                        1

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issue and sell, and the Investors will purchase, (i) 610,000 shares (the
"Shares") of Common Stock (as hereinafter defined), which Shares shall equal 61% of the shares of Common Stock outstanding on the Closing Date (as hereinafter defined), and warrants (the "Warrants") to purchase up to 10% of the Common Stock, on a fully diluted basis, for an aggregate purchase price of $125 million and (ii) Senior Notes due 2011 of the Company, in the aggregate principal amount of $50 million (the "Company Senior Notes"), for a purchase price of $50 million. The Shares, the Warrants and the Company Senior Notes are hereinafter collectively referred to as the "Securities". The terms of the Company Senior Notes and the Warrants are set forth on EXHIBITS A and B hereto. Such issuance, sale and purchase are referred to herein as the "Investment.""

                  Section 2.2 AMENDMENT TO PARAGRAPH B OF THE BACKGROUND
SECTION OF THE AGREEMENT. Paragraph B of the Background Section of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "B. At the Closing, Transportation Manufacturing Operations, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("TMO"), will enter into a credit agreement (the "Credit Agreement") with Canadian Imperial Bank of Commerce, as agent ("CIBC"), and a syndicate of lenders providing for a $450 million senior credit facility."

                  Section 2.3 AMENDMENT TO PARAGRAPH C OF THE BACKGROUND
SECTION OF THE AGREEMENT. Paragraph C of the Background Section of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "C. At the Closing, TMO shall issue and sell $152.25 million of subordinated indebtedness pursuant to a private placement (the "Private Placement" and, together with the transactions contemplated by the Credit Agreement, the "Financing")."

                                        2

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                                   ARTICLE III

                    AMENDMENTS TO ARTICLE I OF THE AGREEMENT

                  Section 3.1  AMENDMENT TO SECTION 1.1 OF THE AGREEMENT.
Section 1.1 of the Agreement is hereby amended as follows:

                           (a)  The definition of "Carrocera" set forth in
Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

                           ""Carroceria" shall have the meaning set forth in
Section 3.3."

                           (b) A definition for "Securities" is hereby inserted
in Section 1.1 immediately following the definition for "SEC Reports" and shall read in its entirety as follows:

                           ""Securities" shall have the meaning set forth in the
"Background" section."


                                   ARTICLE IV

                   AMENDMENTS TO ARTICLE III OF THE AGREEMENT

                  Section 4.1 AMENDMENT TO SECTION 3.3 OF THE AGREEMENT.
Section 3.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "3.3     SUBSIDIARY SALE.  Prior to the Closing, Dina or one
of its Subsidiaries (other than the Company or any Company Subsidiary) shall acquire from (a) Dina Autobuses, S.A. de C.V., a subsidiary of the Company ("Autobuses"), (i) all of the outstanding capital stock of Autopartes Hidalguenses, S.A. de C.V. ("Autopartes") owned by Autobuses and (ii) all of the outstanding capital stock of Carroceria Sahagun, S.A. de C.V. ("Carroceria") owned by Autobuses, (b) MCII Trucks, Inc., a wholly owned subsidiary of the Company ("MCII Trucks"), all of the outstanding capital stock of Mexicana de Manufacturas Especiales, S.A. de C.V. ("MME") owned by MCII Trucks, and (c) Universal Coach Parts, Inc., an indirect wholly owned subsidiary of the Company ("Universal"), all of the outstanding capital stock of Universal Coach Parts Mexico, S.A. de C.V. ("Universal Mexico" and, together with Autopartes, Carroceria and MME, the "Transferred Subsidiaries")

                                         3

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owned by Universal (collectively, the "Subsidiary Sale"), in each case, in exchange for the issuance by Dina of a promissory note in the amount set forth in Section 3.3 of the DISCLOSURE SCHEDULE (collectively, the "Dina Notes")."

                                    ARTICLE V

                    AMENDMENTS TO ARTICLE IV OF THE AGREEMENT

                  Section 5.1 AMENDMENT TO SECTION 4.3 OF THE AGREEMENT. The heading and subsections (a) and (b) of Section 4.1 of the Agreement are hereby amended and restated in their entirety to read as follows:

                  "4.3     CAPITALIZATION; TITLE TO SECURITIES.

                  (a) Immediately prior to the filing of the Charter Amendment, the authorized capital stock of the Company consists of 1,000 shares of Common Stock of which 1,000 shares are issued and outstanding and held by Dina. No shares of Common Stock are held in the treasury of the Company. Each of the issued and outstanding shares of capital stock of the Company has been duly authorized and validly issued, and is fully paid and nonassessable, and free of preemptive rights. Upon payment by the Investors of the Investment Consideration and the issuance to the Investors of the Securities at the Closing, (i) the Shares will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, (ii) the Company Senior Notes will be validly authorized and issued and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms and (iii) the Warrants will be validly authorized and issued and upon payment of the exercise price therefor, the shares of Common Stock issued thereunder will be validly issued, fully paid and nonassessable.

                  (b) Except as set forth in Section 4.3(b) of the DISCLOSURE SCHEDULE, Dina has good and valid title to all the shares of Common Stock held by it, free and clear of any and all Liens."

                                   ARTICLE VI

                    AMENDMENTS TO ARTICLE V OF THE AGREEMENT

                  Section 6.1 AMENDMENT TO SECTION 5.5 OF THE AGREEMENT.
Section 5.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

                  "5.5 ACQUISITION OF SECURITIES FOR INVESTMENT. Such Investor is acquiring the Securities for investment purposes only and not with any present intention of distributing or selling the Securities in violation of federal or state securities laws. Such Investor shall not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of such Securities in violation of any federal or state securities laws."


                                   ARTICLE VII

                    AMENDMENT TO ARTICLE VII OF THE AGREEMENT

                  Section 7.1 AMENDMENT TO SECTION 7.5 OF THE AGREEMENT.
Section 7.5 of the Agreement is hereby amended and restated in its entirety as follows:

                  "7.5 LICENSE AGREEMENT. At the Closing, Dina shall and shall cause the Company to enter into a license agreement, substantially in the form attached hereto as EXHIBIT G (the "License Agreement"), providing for, among other things, the grant by Dina to the Company of a perpetual, exclusive and royalty-free right and license to use the name "Dina" and certain patents in connection with the Business."

                  Section 7.2 ADDITION OF SECTION 7.9 TO THE AGREEMENT. A new Section 7.9 is hereby added to Article VII to read in its entirety as follows:

                  "Section 7.9 DINA NAME CHANGES. Within thirty days after the Closing, Dina shall cause each of its subsidiaries, to the extent necessary, to file an amendment to its organizational document changing such subsidiary's name so as not to include "Motor Coach", "MCI", "MCII", or "Universal Coach Parts" or any derivative thereof or any name bearing any resemblance thereto."

                                        5

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                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 AMENDMENT. All references in the Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the "Agreement" shall be deemed for all purposes to refer to the Agreement, as amended by this First Amendment.

                  Section 8.2 LIMITED EFFECT. Except as expressly modified herein, the Agreement shall continue to be, and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

                  Section 8.3 COUNTERPARTS. This First Amendment may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.4 GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

                                       6

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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be executed as of the date first written above.


                                            JOSEPH LITTLEJOHN & LEVY
                                            FUND III L.P.
                                            By: JLL ASSOCIATES III, LLC


                                            By:
                                                ------------------------------
                                                Managing Member


                                            CIBC WG ARGOSY MERCHANT
                                            FUND 2, L.L.C.


                                            By:
                                                ------------------------------
                                                Jay Levine, authorized signatory



                                            CO-INVESTMENT MERCHANT
                                            FUND 3, LLC


                                            By:
                                                ------------------------------
                                                Jay Levine, authorized signatory



                                            CONSORCIO G GRUPO DINA, S.A. de C.V.


                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                  IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 16th day of June, 1999.

                                           MCII HOLDINGS (USA), INC.



                                           By:
                                                ------------------------------
                                                Name:
                                                Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first written above.


                                            JOSEPH LITTLEJOHN & LEVY
                                            FUND III L.P.
                                            By: JLL ASSOCIATES III, LLC


                                            By:
                                                ------------------------------
                                                Managing Member


                                            CIBC WG ARGOSY MERCHANT
                                            FUND 2, L.L.C.


                                            By:
                                                ------------------------------
                                                Jay Levine, authorized signatory



                                            CO-INVESTMENT MERCHANT
                                            FUND 3, LLC


                                            By:
                                                ------------------------------
                                                Jay Levine, authorized signatory



                                            CONSORCIO G GRUPO DINA, S.A. de C.V.


                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first written above.


                                            JOSEPH LITTLEJOHN & LEVY
                                            FUND III L.P.
                                            By: JLL ASSOCIATES III, LLC


                                            By:
                                                ------------------------------
                                                Managing Member


                                            CIBC WG ARGOSY MERCHANT
                                            FUND 2, L.L.C.


                                            By:
                                                ------------------------------
                                                Jay Levine, authorized signatory



                                            CO-INVESTMENT MERCHANT
                                            FUND 3, LLC


                                            By:
                                                ------------------------------
                                                Jay Levine, authorized signatory



                                            CONSORCIO G GRUPO DINA, S.A. de C.V.


                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                  IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 16th day of June, 1999.

                                           MCII HOLDINGS (USA), INC.



                                           By:
                                                ------------------------------
                                                Name:
                                                Title: